Exhibit 4.1

Execution Version

FIRST INDUSTRIAL, L.P.

FIRST INDUSTRIAL REALTY TRUST, INC.

INDENTURE

Dated as of May 14, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

2

EXHIBITS

Exhibit A	Form Of Notation of Guarantee

3

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of May 14, 2025

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.6
(b)	10.3
(c)	10.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(c)(2)	7.6
(c)(3)	7.6
(d)	7.6
§ 314(a)	4.2, 10.5
(b)	Not Applicable
(c)(1)	10.4
(c)(2)	10.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
(c)	9.5
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
§ 318(a)	10.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of May 14, 2025, among FIRST INDUSTRIAL, L.P., a Delaware limited partnership (the “Company”), FIRST INDUSTRIAL REALTY TRUST, INC., a Maryland corporation, the Guarantors (as defined herein) party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (together with its successors and assigns, in such capacity, the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Notice Agent.

“Board of Directors” means the board of directors of the General Partner or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday, a legal holiday or any other day in The City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by applicable law, regulation or executive order to close or to be closed. Any days referenced within this Indenture that are not referred to as Business Days shall be calendar days.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person; and (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by the General Partner by an Officer.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered, which office at the date of the Indenture is located at the address set forth in Section 10.2, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“CUSIP” means the Committee on Uniform Security Identification Procedures and will be used pursuant to Section 2.15.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

“Dollars” and “$” means the currency of The United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America, including the Euro.

“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“General Partner” means First Industrial Realty Trust, Inc., in its capacity as general partner of the Company, and, subject to the provision in Article V, its successor and assigns.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantor” means the General Partner and each additional person that executes this Indenture as a guarantor and its respective successors and assigns, in each case until the Guarantee of such person has been released in accordance with the provisions of this Indenture.

“Holder” or “Securityholder” means a person in whose name a Security is registered.

“Indebtedness” of a person means, without duplication, any indebtedness of such person, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by such person; (b) indebtedness for borrowed money of a person other than such person which is secured by any lien on property owned by such person, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value of the property subject to such lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by such person as lessee which is reflected on such person’s balance sheet as a financing lease in accordance with GAAP; provided, however, that in the case of this clause (d), Indebtedness excludes operating lease liabilities on a person’s balance sheet in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included and without duplication, any obligation by such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person of the type described in clauses (a)- (d) of this definition. Notwithstanding the foregoing, with respect to the Company, the General Partner or any Subsidiary, the term “Indebtedness” shall not include Permitted Non-Recourse Guarantees of the General Partner, the Company or any Subsidiary until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the General Partner, the Company or any Subsidiary.

“Indenture” means this Indenture as amended, restated or supplemented, from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

“interest” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-Recourse Indebtedness” means Indebtedness of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided, further, that, if any such Indebtedness is partially recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Indebtedness that does meet the criteria set forth above shall constitute “Non-Recourse Indebtedness.”

“Notation of Guarantee” means a notation, substantially in the form of Exhibit A, executed by a Guarantor and affixed to each Security of any Series to which the Guarantee of such Guarantor under Article XII of this Indenture applies.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the General Partner.

“Officer’s Certificate” means a certificate signed by any Officer, which complies with Section 10.4.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. The opinion may contain customary limitations, conditions and exceptions.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Indebtedness in the ordinary course of business by the Company or any Subsidiary of the Company in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Company or any of the Company’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. “principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust division or department located at the Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with a particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture, provided, however that, if at any time there is more than one person acting as Trustee under this Indenture, “Securities,” with respect to any such person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any Series as to which such person is not Trustee .

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

“Significant Subsidiary” of any specified person means any Subsidiary in which such person has invested at least $50,000,000 in capital.

“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security or interest is due and payable.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

Section 1.2 Other Definitions.

TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.1
“Custodian”	6.1
“Guarantee”	12.1(b)
“Event of Default”	6.1
“Judgment Currency”	10.16
“Legal Holiday”	10.7
“mandatory sinking fund payment”	11.1
“New York Banking Day”	10.16
“Notice Agent”	2.4
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Registrar”	2.4
“Required Currency”	10.16
“successor person”	5.1
“USA Patriot Act”	10.17

Section 1.3 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular; and

(e) provisions apply to successive events and transactions.

ARTICLE II

THE SECURITIES

Section 2.1 Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2 Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.30) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate:

2.2.1 the title (which shall distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;

2.2.2 the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.3 any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6) and whether additional Securities of that Series may be issued without the consent of Holders of outstanding Securities of that Series or any other Series; provided, that in the event that additional Securities of such Series may be so issued, the terms thereof shall indicate whether any such additional Securities shall have the same terms as the prior Securities of such Series or whether the Issuer may establish additional or different terms with respect to such additional Securities;

2.2.4 the date or dates on which the principal of the Securities of the Series is payable;

2.2.5 the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable, any regular record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

2.2.6 the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

2.2.7 if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

2.2.8 the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.9 the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.10 if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

2.2.11 the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

2.2.12 if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

2.2.13 the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

2.2.14 the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

2.2.15 if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.16 the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

2.2.17 the provisions, if any, relating to any security provided for the Securities of the Series or the Guarantees;

2.2.18 any addition to, deletion of or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

2.2.19 any addition to, deletion of or change in the covenants and terms set forth in Articles IV, V or IX which applies to Securities of the Series;

2.2.20 any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

2.2.21 the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed;

2.2.22 any other terms of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series;

2.2.23 whether the Securities of such Series are entitled to the benefits of the Guarantee of any Guarantor pursuant to this Indenture, whether any such Guarantee shall be made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such Guarantee;

2.2.24 if a person other than U.S. Bank Trust Company, National Association is to act as Trustee for the Securities of that Series, the name and location of the Corporate Trust Office of such Trustee;

2.2.25 the securities exchanges, if any, on which the Securities of the Series may be listed;

2.2.26 if the Securities of that Series do not bear interest, the applicable dates for purposes of Section 2.6;

2.2.27 if Securities of the Series are to be issuable initially in the form of a temporary Global Security, the circumstances under which the temporary Global Security can be exchanged for definitive Securities;

2.2.28 whether Securities of that Series are to be issuable in bearer form and any additions or changes to any of the provisions of this Indenture as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

2.2.29 the applicability, if any, of Sections 8.3 and/or 8.4 to the Securities of the Series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article VIII; and

2.2.30 any change in the right of the Trustee or the right of the requisite Holders of Securities to declare the principal amount thereof due and payable.

All Securities of any particular Series shall be substantially identical except as to denomination and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolutions and set forth in such Officer’s Certificate relating thereto or provided in or pursuant to any supplemental indenture hereto. All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above. No Board Resolution, supplemental indenture hereto or Officer’s Certificate may affect the Trustee’s own rights, privileges, duties, protections, limitations of liability, indemnities or immunities under this Indenture or otherwise with respect to any Series of Securities except as the Trustee may agree in writing.

Section 2.3 Execution and Authentication.

Any Officer shall sign the Securities in the name of the Company by the General Partner by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the Trustee’s authentication of and the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities; or (c) if the issuance of any Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and/or this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4 Registrar and Paying Agent.

The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered (“Notice Agent”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Notice Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Notice Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided, that the Corporate Trust Officer of the Trustee shall not be a place of service of legal process on the Company.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional notice agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Notice Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional notice agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Notice Agent” includes any additional notice agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Notice Agent for each Series unless another Registrar, Paying Agent or Notice Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.5 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further responsibility or liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.6 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

Section 2.7 Transfer and Exchange.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.6 or 9.6).

Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day such notice is sent, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

Section 2.8 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee (upon receipt of a Company Order) shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security and/or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of receipt of written notice by the Company or a Responsible Officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security following delivery of the documents and security and/or indemnity required in the preceding paragraph.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date as provided in this Indenture, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security (but see Section 2.10 below).

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

Section 2.10 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of Holders of the Securities, Securities of a Series owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.11 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

Any temporary Global Security and any permanent Global Security shall, unless otherwise provided therein, be delivered to the Depositary designated pursuant to Section 2.2 or shall be held by the Custodian on behalf of such Depositary.

Section 2.12 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver confirmation or evidence of such cancellation to the Company upon written request of the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least ten days before the special record date, the Company shall send to the Trustee and to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14 Global Securities.

2.14.1 Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.14.2 Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (a) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (b) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

2.14.3 Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED

IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

In addition, so long as the Depository Trust Company (“DTC”) is the Depositary, each Global Note registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

2.14.4 Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.14.5 Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

2.14.6 Consents, Declaration and Directions. The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III

REDEMPTION

Section 3.1 Notice to Trustee.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of the Series of Securities to be redeemed. The Company shall give the written notice to the Trustee at least 15 days before the redemption date (or such shorter period as may be acceptable to the Trustee).

Section 3.2 Selection of Securities to be Redeemed.

Unless otherwise indicated for a particular Series by a Board Resolution, supplemental indenture hereto or Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements (as certified by the Company to the Trustee), subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 thereof or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and the authorized integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

Section 3.3 Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 10 days but not more than 60 days before a redemption date, the Company shall send or cause to be sent by first class mail or electronically, in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Securities are to be redeemed, with a copy to the Trustee.

The notice shall identify the Securities of the Series to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) if any Securities are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;

(e) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;

(g) the CUSIP number, if any; and

(h) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company has delivered to the Trustee, at least five days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, including the form of such notice.

Section 3.4 Effect of Notice of Redemption.

Once notice of redemption is sent as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Except as otherwise provided in the supplemental indenture, Board Resolution or Officer’s Certificate for a Series, a notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, if any, to the redemption date.

Section 3.5 Deposit of Redemption Price.

On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

Section 3.6 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee (upon receipt of a Company Order) shall authenticate for the Holder a new Security of the same Series and the same Maturity equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it shall duly and punctually pay or cause to be paid when due the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture. On or before 11:00 a.m., New York City time, on the applicable payment date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.

Section 4.2 SEC Reports.

The General Partner shall, so long as any Securities are outstanding, deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the General Partner is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company and the General Partner also shall comply with the other provisions of TIA Section 314(a). If the General Partner is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the General Partner shall nevertheless continue to (1) file such reports and other documents with the SEC (unless the SEC will not accept such filings) on or prior to the respective dates by which the General Partner would have been required to so file such documents if it were so subject and (2) file with the Trustee for each Series copies of such reports and other documents; provided if the SEC will not accept such filings for any reason, the General Partner will make the reports referred to in this paragraph available on its website within the required timeframe that would apply if the General Partner were required to file those reports with the SEC. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.2, provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.

Delivery of reports, information and documents to the Trustee under this Section 4.2 (and/or their availability on EDGAR) are for informational purposes only and the Trustee’s receipt (or the availability thereof) of the foregoing shall not constitute constructive or actual notice or actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, the General Partner’s, any Subsidiary Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed with the SEC or on EDGAR or under this Indenture or participate in any conference calls.

Section 4.3 Compliance Certificate.

The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall, so long as any Securities are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Guarantor, Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and any Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of such Officer’s knowledge the Company and any Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and the nature and status thereof).

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.4 Stay, Extension and Usury Laws.

The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities and the Company and the Guarantors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any right, remedy, or power herein granted to the Trustee, but will suffer and permit the execution of every such right, remedy, and/or power as though no such law has been enacted.

ARTICLE V

SUCCESSORS

Section 5.1 When Company May Merge, Etc.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”) unless:

(a) the Company is the surviving entity or the successor person (if other than the Company) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company’s obligations on the Securities and under this Indenture;

(b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

(c) if the Company is not the successor person, then each Guarantor, unless it has become the successor person, shall confirm that its Guarantee shall continue to apply to the obligations under the Securities and this Indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.

Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith. The Company will provide notice of any such consolidation, merger, and/or transfer promptly to the Trustee.

Section 5.2 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.

Section 5.3 General Partner May Consolidate on Certain Terms

Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of the General Partner with or into any other person or persons (whether or not affiliated with the General Partner), or successive consolidations or mergers in which either the General Partner will be the continuing entity or the General Partner or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the General Partner, to any other person (whether or not affiliated with the General Partner); provided, however, that the following conditions are met:

(a) the General Partner shall be the continuing entity, or the successor entity (if other than the General Partner) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume the obligations of the General Partner under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) either the General Partner or the successor person, in either case, shall have delivered to the Trustee an Officer’s Certificate of the General Partner and Opinion of Counsel, stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Section 5.3 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.4 General Partner Successor to Be Substituted

Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the General Partner to any person in accordance with Section 5.3, the successor person formed by such consolidation or into which the General Partner is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the General Partner under this Indenture with the same effect as if such successor person had been named as the General Partner herein, and thereafter, the predecessor person shall be released from all obligations and covenants under this Indenture; provided, however, that the predecessor General Partner shall not be relieved from the obligation, if any, to guarantee the payment of the principal of and interest on the Securities except in the case of a sale of all or substantially all of the General Partner’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.3 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officer’s Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a) default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period); or

(b) default in the payment of principal of any Security of that Series at its Maturity; or

(c) default in the performance or breach of any covenant or warranty of the Company in the Securities of that Series or this Indenture (other than defaults pursuant to paragraph (a) or (b) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of a Series of Securities other than that Series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than a majority in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) failure to pay any Indebtedness (other than Non-Recourse Indebtedness) for monies borrowed by the Company, any Guarantor or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Indebtedness (other than Non-Recourse Indebtedness) is, or has become, the primary obligation of the Company or any Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least twenty five percent (25%) in principal amount of the outstanding Securities) (for purposes of this section, the amount of Indebtedness (other than Non-Recourse Indebtedness) shall be measured not by the underlying debt amount, but only by that portion of the underlying debt amount which is recourse to the Company or such Guarantor); or

(e) the Company, any Guarantor or any of their Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is unable to pay its debts as the same become due; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Guarantor or any of their Significant Subsidiaries in an involuntary case,

(ii) appoints a Custodian of the Company, any Guarantor or any of their Significant Subsidiaries or for all or substantially all of its property, or

(iii) orders the liquidation of the Company, any Guarantor or any of their Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or

(g) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.18.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, including any related payment default that resulted from such acceleration, if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of principal of any Security at the Maturity thereof, or

(c) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security, then, the Company and the Guarantors shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel.

If the Company or the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of principal or, if the Securities of such Series are Discount Securities, such amounts as may be due and payable with respect to such Securities pursuant to an acceleration in accordance with Section 6.2, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that such payment of compensation, reasonable expenses, advances and disbursements out of the estate of any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.6 Application of Money Collected.

Any money or property received or collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee (in each of its capacities, including its agents and counsel) hereunder (including Section 7.7); and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company or the Guarantors, as applicable.

Section 6.7 Limitation on Suits.

No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to a Responsible Officer of the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b) the Holders of at least a majority in principal amount of the outstanding Securities of that Series shall have made written request to a Responsible Officer of the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to the Trustee against the costs, expenses, fees, losses, and liabilities which might be incurred by the Trustee in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood, intended and expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series (it being understood that the Trustee does not have an affirmative duty to ascertain or determine whether any action or inaction disturbs or prejudices the rights of any Holder or seeks to obtain priority or preference over any Holder).

Section 6.8 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(c) the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, the direction is in conflict with any law or this Indenture, or the direction would be unduly prejudicial to the Holders of such Series not joining therein provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(d) prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity and/or security satisfactory to it against the costs, expenses, fees, and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series, by written notice to the Trustee and the Company, waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but neither the provisions of this Section nor the Trust Indenture Act shall apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has obtained actual knowledge or has received written notice thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee is under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it in its reasonable judgment against any losses, fees, costs, damages, liabilities or expenses that may arise from the Trustee’s following such request or direction. The Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder) or that would involve the Trustee in personal liability or financial risk.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall review such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer and believed by it to be authorized or within the discretion or rights or powers conferred on it by this Indenture, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series in accordance with Section 6.12.

(d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article VII.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses, fees, and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights, duties, or powers, if adequate indemnity against such risk is not assured to the Trustee to its satisfaction.

(h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section, each with respect to the Trustee.

Section 7.2 Rights of Trustee.

(a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, waiver, statement, affidavit, order, requisition, bond, debenture, note, other evidence of Indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate and Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible or liable for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible or liable for any act or omission by any Depositary.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture (including upon or during an Event of Default) at the request or direction of any of the Holders of Securities unless such Holders shall have offered and provided to the Trustee security and/or indemnity satisfactory to it against the costs, expenses, fees and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default (and shall not be required to take any action related to any Default or Event of Default) unless and until a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.

(i) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty or obligation.

(j) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with the Indenture.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties herunder or otherwise in respect of the Indenture.

(m) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

(n) The Trustee may refuse to take any action or to follow any direction that conflicts with applicable law or this Indenture or that may involved the Trustee in personal liability or financial risk.

(o) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directions may be sufficiently evidenced by a Board Resolution.

(p) The rights, privileges, protections, immunities, limitations of liability, and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

Section 7.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, enforceability, or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital in the Securities or any other document in connection with the sale of the Securities other than its authentication. The recitals and statements contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the recitals and statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee shall not be responsible (or have any liability related thereto) to make, confirm, or verify any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.5 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series, in the manner set forth in Section 10.2, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has obtained actual knowledge or has received written notice of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

Section 7.6 Reports by Trustee to Holders.

Within 60 days after May 15 of each year, the Trustee shall transmit to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA Section 313.

A copy of each report at the time of its delivery to Securityholders of any Series shall be filed with the SEC and each national securities exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee in writing when Securities of any Series are listed on any national securities exchange.

Section 7.7 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements, and advances incurred by it. Such expenses shall include the reasonable compensation, fees, and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any and all costs, damages, losses, fees, expenses (including attorneys’ fees and expenses and court costs) and/or liabilities, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee (in each of its capacities) or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.7 except to the extent that the Company suffers material and actual prejudice as a result of such failure. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders, attorneys and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence, as finally adjudicated by a court of competent jurisdiction.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination or assignment of this Indenture or the earlier resignation or removal of the Trustee.

Section 7.8 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and upon payment of the retiring Trustee’s fees, costs, expenses (including attorneys’ fees and expenses), and all other amounts payable to it hereunder, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall deliver a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, privileges, powers and duties under this Indenture prior to such replacement.

Section 7.9 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business or assets to, another corporation, national banking association, or other entity, the successor corporation, national banking association, or entity without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the TIA with respect to the Securities of any Series, there shall be excluded Securities of any particular Series of Securities other than that Series.

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Order be discharged with respect to the Securities of any Series and cease to be of further effect as to all Securities of such Series (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities of such Series theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii) all such Securities of such Series not theretofore delivered to the Trustee for cancellation:

(1) have become due and payable by reason of sending a notice of redemption or otherwise, or

(2) will become due and payable at their Stated Maturity within one year, or

(3) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4) are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee), for the purpose of paying and discharging the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 shall survive.

If the Company exercises the satisfaction and discharge provisions in compliance with this Indenture with respect to Securities of a particular Series that are entitled to the benefit of the Guarantee of any Guarantor, the Guarantee will terminate with respect to that Series of Securities.

Section 8.2 Application of Trust Funds; Indemnification.

(a) Subject to the provisions of Section 8.5, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Sections 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Sections 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

(b) The Company shall pay, reimburse, and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The Trustee shall deliver or pay to the Company from time to time upon Company Order any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

Section 8.3 Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire Indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (c) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect and any Guarantee will terminate with respect to that Series of Securities (and the Trustee, at the expense of the Company, shall, upon receipt of a Company Order, execute instruments reasonably requested by the Company acknowledging the same), except as to:

(a) the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (c) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b) the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and

(c) the rights, privileges, powers, trusts, protections, limitations of liability, indemnities and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; provided that, the following conditions shall have been satisfied:

(i) the Company shall have irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit related to other Indebtedness of the Company or any Subsidiary) and the granting of liens to secure such borrowings);

(iii) no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(v) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(vi) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.4 Covenant Defeasance.

Unless this Section 8.4 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Company may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4 and 5.1 as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2.18 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a) With reference to this Section 8.4, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;

(b) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit related to other Indebtedness of the Company or any Subsidiary) and the granting of liens to secure such borrowings);

(c) No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;

(d) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(e) The Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(f) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.

Section 8.5 Repayment to Company.

Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.6 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.1; provided, however, that if the Company has made any payment of principal of or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.1 Without Consent of Holders.

The Company, any Guarantors and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

(a) to cure any ambiguity, defect or inconsistency;

(b) to comply with Article V;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(d) to surrender any of the Company’s rights or powers under this Indenture;

(e) to add covenants or events of default for the benefit of the holders of Securities of any Series;

(f) to comply with the applicable procedures of the applicable Depositary;

(g) to make any change that does not adversely affect the rights of any Securityholder;

(h) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(j) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(k) to reflect the release of any Guarantor in accordance with Article XII; or

(l) to add Guarantors with respect to any or all of the Securities or to secure any or all of the Securities or the Guarantees.

Section 9.2 With Consent of Holders.

The Company, any Guarantors and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby (with a copy to the Trustee), a notice briefly describing the supplemental indenture or waiver.

Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.3 Limitations.

Without the consent of each Securityholder affected, an amendment or waiver may not:

(a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on any Security;

(c) reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(d) reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

(e) waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(f) make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

(g) make any change in Section 6.8, 6.13 or 9.3 (this sentence);

(h) waive a redemption payment with respect to any Security, provided that such redemption is made at the Company’s option; or

(i) if the Securities of that Series are entitled to the benefit of the Guarantee, release any Guarantor of such Series other than as provided in this Indenture or modify the Guarantee in any manner adverse to the Holders.

Section 9.4 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 9.5 Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3 or requires the consent of each Security Holder affected, as set forth in a supplemental indenture or Officer’s Certificate in respect to a particular Series of Securities. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.6 Notation on or Exchange of Securities.

The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 9.7 Trustee Protected.

In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and with respect to the Opinion of Counsel, constitutes a legal valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Trustee shall sign all amendments or supplemental indentures upon delivery of such an Officer’s Certificate and Opinion of Counsel, except that the Trustee need not sign any amendment or supplemental indenture that adversely affects its rights, privileges, duties, powers, protections, limitations of liability, indemnities or immunities under this Indenture. The Trustee shall have no responsibility for determining whether any such amendment or supplemental indenture will or may have an adverse effect on any Holder.

ARTICLE X

MISCELLANEOUS

Section 10.1 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2 Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the other, or by a Holder to the Company, any Guarantor or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company or any Guarantor:

First Industrial, L.P.

One North Wacker Drive, Suite 4200

Chicago, Illinois 60606

Attention: Scott Musil

Telephone:(312) 344-4380

and

First Industrial, L.P.

One North Wacker Drive, Suite 4200

Chicago, Illinois 60606

Attention: Matthew North

Telephone: (312) 344-4383

with a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

Attention: Matthew A. Jackson

Telephone:(312) 629-7325

if to the Trustee:

U.S. Bank Trust Company, National Association

Corporate Trust Services

190 S. LaSalle Street, 10th Floor

Chicago, Illinois 60603

Attn: Linda Garcia

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be sent electronically or by first-class mail to his, her or its address shown on the register kept by the Registrar, in accordance with the procedures of the Depositary. Failure to send a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company or any Guarantor mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.

The Trustee shall have the right to accept and act upon instructions or directions pursuant to this Indenture sent in the form of a manually signed document by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the issuer shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Escrow Agent) shall be deemed original signatures for all purposes. The Company agrees to assume all risks arising out of the use of such electronic signatures and electronic methods to submit instructions and directions to the trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.3 Communication by Holders with Other Holders.

Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with.

Section 10.5 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.6 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7 Legal Holidays.

Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.8 No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Company or any Guarantor shall not have any responsibility or liability for any obligations of the Company under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. U.S. Bank Trust Company, National Association is acting under this Indenture solely as Trustee and not individually and recourse against it as trustee for the obligations of the Company hereunder shall be limited solely to the assets held by it (if any) solely in its representative capacity as Trustee. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 10.9 Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Company Order, Opinion of Counsel, Security, Guarantee endorsed on any Security, opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.3 or elsewhere in this Indenture to the execution, attestation or authentication of any Security, any Guarantee endorsed on any Security, or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in this Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities or any Guarantees endorsed on any Securities. The Company agrees to assume all risks arising out of the use of using digital signatures, including without limitation the risk of the Trustee acting on unauthorized instructions.

Section 10.10 Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE SECURITIES) EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Guarantors, the Trustee and the Holders (by their acceptance of the Securities) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 10.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.12 Successors.

All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.14 Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15 Securities in a Foreign Currency.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in more than one currency, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Securities. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, such conversion shall be made by the Company at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.

Section 10.16 Judgment Currency.

The Company and each Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 10.17 USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 10.18 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, governmental regulations, fire, nuclear or natural catastrophes or acts of God, hacking, cyber-attacks, or other use or infiltration of the trustee’s technological infrastructure exceeding authorized access, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE XI

SINKING FUNDS

Section 11.1 Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series if so provided by the terms of such Securities pursuant to Section 2.2, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

Section 11.2 Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

Section 11.3 Redemption of Securities for Sinking Fund.

Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

ARTICLE XII

GUARANTEE

Section 12.1 Unconditional Guarantee.

(a) Notwithstanding any provision of this Article XII to the contrary, the provisions of this Article XII shall be applicable only to, and inure solely to the benefit of, the Securities of any Series designated, pursuant to Section 2.2.23, as entitled to the benefits of the Guarantee of each Guarantor identified in such designation and that has executed a Notation of Guarantee with respect to such Series.

(b) For value received, each Guarantor hereby jointly and severally, fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on each Series of Securities for which such Guarantor has executed a

Notation of Guarantee with respect to such Series and all other amounts due and payable under this Indenture and the Securities of such Series by the Company, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Securities and this Indenture, subject to the limitations set forth in Section 12.3.

(c) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated to pay the same immediately. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantee (including the Guarantee of any other Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any of the Guarantors. Each Guarantor hereby agrees that in the event of a default in payment of the principal of or interest on the Securities entitled to the Guarantee of such Guarantor, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Company or any other Guarantor.

(d) Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Guarantors, and all demands whatsoever and (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it. Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Securities entitled to the Guarantee of such Guarantor and the Guarantee shall have been paid in full or discharged.

Section 12.2 Execution and Delivery of Notation of Guarantee.

To evidence the Guarantee of a Guarantor of a Series of Securities, a Notation of Guarantee, executed by either manual or facsimile signature of an Officer of such Guarantor, shall be affixed on each Security entitled to the benefits of the Guarantee of such Guarantor. If any Officer of any Guarantor whose signature is on a Notation of Guarantee no longer holds that office at the time the Trustee authenticates a Security to which such Notation of Guarantee is affixed or at any time thereafter, the Guarantee of such Security shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee relating to such Security set forth in the Indenture on behalf of the Guarantor. Notwithstanding the foregoing, each Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of a Notation of Guarantee being affixed to such Security.

Section 12.3 Limitation on Guarantors’ Liability.

Each Guarantor by its acceptance hereof and each Holder of Security and the Trustee entitled to the benefits of the Guarantee hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, each Holder of a Security and the Trustee entitled to the benefits of the Guarantee and each Guarantor hereby irrevocably agrees that the obligations of each Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Guarantee, not result in the obligations of such Guarantor under the Guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 12.4 Release of Guarantors from Guarantee.

(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in Section 8.1, Section 8.3 and this Section 12.4. Provided that no Default shall have occurred and shall be continuing under this Indenture, the Guarantee incurred by a Guarantor pursuant to this Article XII shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an Affiliate of the Company, of all of the Company’s direct or indirect equity interests in such Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Guarantor into the Company or any other Guarantor or the liquidation and dissolution of such Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) with respect to any Series of Securities, upon the occurrence of any other condition set forth in the Board Resolution, supplemental indenture or Officer’s Certificate establishing the terms of such Series.

(b) Upon receipt of a written request of the Company accompanied by an Officer’s Certificate and Opinion of Counsel to the effect that any Guarantor is entitled to be released from the Guarantee in accordance with the provisions of this Indenture, the Trustee shall deliver instruments reasonably requested by the Company or such Guarantor evidencing the release of such Guarantor from the Guarantee. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities entitled to the benefits of the Guarantee as provided in this Indenture, subject to the limitations of Section 12.3.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

FIRST INDUSTRIAL, L.P., a Delaware limited partnership, as the Company

By:	First Industrial Realty Trust, Inc., a Maryland corporation and its sole general partner

By:	/s/ Scott A. Musil
Name: Scott A. Musil
Its: Chief Financial Officer

FIRST INDUSTRIAL REALTY TRUST, INC., a Maryland corporation, as Guarantor

By:	/s/ Scott A. Musil
Name: Scott A. Musil
Its: Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Its: Vice President

Signature Page to Indenture

EXHIBIT A

FORM OF NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of such Guarantor to the Holders of Securities to which this notation is affixed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

A-1